Exhibit 1.01

GENERAL CABLE CORPORATION
Conflict Minerals Report
For the Calendar Year Ended December 31, 2015

This Conflict Minerals Report (“CMR”) for the calendar year ended December 31, 2015 has been prepared by General Cable Corporation to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Securities and Exchange Commission (“SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes annual reporting obligations on SEC registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of those products. The subject minerals are gold as well as cassiterite, columbite-tantalite, and wolframite and their derivatives, which are limited to tin, tantalum and tungsten. These minerals and their derivatives are collectively referred to in this CMR as the “Conflict Minerals.”

General Cable Corporation and its consolidated entities are collectively referred to in this CMR as “General Cable”, “Company,” “we”, “us” and “our” unless the context indicates otherwise.

1.	Company Overview & Products Covered by This Report

General Cable is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum, and fiber optic wire and cable products for use in the energy, industrial, construction, specialty and communications markets. The Company also engages in the design, integration, and installation on a turn-key basis of products such as high and extra-high voltage terrestrial and submarine systems. Additional information about General Cable and our products may be obtained by accessing our website at www.generalcable.com. However, the content of any of our website material referred to in this CMR is included for general information only and is not incorporated herein by reference.

Throughout calendar year 2015, some of the Company’s operations manufactured or contracted to manufacture the aforementioned types of products for which Conflict Minerals are necessary to the products’ functionality or production (collectively, the “Covered Products”).

We engaged a third party consultant to assist us with our reasonable country of origin inquiry process, due diligence, and the overall effectiveness of General Cable’s Conflict Minerals program.

2.	Reasonable Country of Origin Inquiry (“RCOI”) Process

General Cable typically does not purchase any raw ore or unrefined Conflict Minerals directly from mines, smelters or refiners. Therefore, we determined that the identification of smelters or refiners (“SORs”) by our direct suppliers is the most reasonable and reliable means for us to address the source and chain of custody of Conflict Minerals in our supply chain. Accordingly, we must rely on our direct suppliers to provide information on the origin of any Conflict Minerals contained in materials and components they supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

We performed a RCOI by using the Conflict Free Sourcing Initiative’s (“CFSI’s”) Conflict Minerals Reporting Template (“CMRT”) to survey a sample of direct suppliers of metallic materials and components (the “Supplier Group”). Our RCOI was designed to determine whether any of the Conflict Minerals in the Covered Products originated from the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania (each a “Covered Country” and, collectively, the “Covered Countries”).

Based on our assessment of the responses from our suppliers, we have reason to believe that some of the necessary Conflict Minerals used in our products may have originated in a Covered Country and may not have come from recycled or scrap sources. Therefore, we proceeded to perform the due diligence described below.

3.    Due Diligence Process

3.1    Due Diligence Framework

We designed our due diligence measures to conform, in all material respects, to each of the requirements shown below from the five-step framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from the Conflict-Affected and High-Risk Areas: Second Edition (2013), including the related supplements for gold and tin (collectively, the “OECD Framework”).

3.2    Due Diligence Performed

3.2.1    Establish Strong Company Management Systems

(a)    Conflict Minerals Policy

We have adopted a conflict minerals policy that includes a statement on General Cable’s commitment to working with our global supply chain to ensure compliance with the Rule. General Cable’s expectations for its suppliers to participate in our conflict minerals compliance program are also set forth in the policy.  The policy is publicly available on our website at the following link: http://www.generalcablecsr.com/citizenship/conflictminerals.asp.

(b)    Internal Conflict Minerals Compliance Team

We maintain a cross-functional conflict minerals team, including senior executive and other representatives from legal, sales, technology, manufacturing, and supply chain, to direct the execution of our conflict minerals compliance program.

(c)    Establish a System of Controls and Transparency over the Mineral Supply Chain

Because we typically do not have direct relationships with SORs, we surveyed the Supplier Group using the CFSI Template which requires the Supplier Group to work with their upstream supply chains to identify the SORs that process the Conflict Minerals used in our products.

(d)    Strengthen Company Engagement with Suppliers

As part of our RCOI, we emailed the respective members of the Supplier Group to (i) explain General Cable’s obligations under the Rule, (ii) outline General Cable’s expectations for the Supplier Group to cooperate with General Cable’s requests for assistance, and (iii) provide links to online training and other resources regarding conflict minerals compliance requirements.

(e)    Establish or Publish a Grievance Mechanism

General Cable maintains a compliance helpline whereby employees, suppliers and other third parties can report any questions, concerns or violations of the Company’s standards of conduct, policies, and applicable laws and regulations.  We have also established an email account which any parties can use to report questions or concerns specifically related to our conflict minerals policy.

3.2.2    Identify and Assess Risk in the Supply Chain

In our efforts to determine the mine or location of origin of any Conflict Minerals in our supply chain with the greatest possible specificity, we emailed each member of the Supplier Group and requested them to complete a CMRT with information pertaining to the source of Conflict Minerals in their materials and/or components, including the source of Conflict Minerals contained in any recycled or scrap materials. Responses were tracked, accompanying information or documentation was reviewed, and additional requests for information were sent, as deemed necessary. Follow-up was performed pursuant to our due diligence program with non-responders and suppliers that provided incomplete responses, based on internally defined criteria, in an effort to obtain more detailed information. Any named SORs in the responses were reviewed against the CFSI Conflict-Free Smelter Program’s (“CFSI Program”) list of conflict-free SORS to confirm conflict-free status.

3.2.3    Design and Implement a Strategy to Respond to Identified Risks

We have a risk management plan to address concerns that a supplier may be selling items to General Cable that contain Conflict Minerals sourced from the Covered Countries.  If a supplier indicates that items it sells to General Cable may contain Conflict Minerals sourced from the Covered Countries, we will follow up with the supplier to obtain more information, including the basis for the information provided as well as information regarding the source and chain of custody for the subject Conflict Minerals.  Identified risks will be reported to General Cable’s Vice President of Sourcing who will work with other members of senior management to determine appropriate follow-up actions, if any, to mitigate risks.

Our conflict minerals policy states that, if a supplier is unwilling to support General Cable in its conflict minerals compliance efforts, General Cable may take remediation steps, up to and including terminating the supplier and pursuing alternative sourcing arrangements.  We also state in our policy that General Cable may take remediation steps if a supplier cannot determine whether its materials or products contain Conflict Minerals sourced from the Covered Countries.

We plan to place increased priority in calendar year 2016 on those members of the Supplier Group who did not respond to our survey request or who provided incomplete or inconsistent information.

3.2.4    Carry Out Independent Third-Party Audits of Due Diligence Practices at Smelters and Refiners

We typically do not have any direct relationships with SORs and, therefore, rely upon the Conflict Free Smelter program and other industry validation efforts to perform this audit requirement.  We validate whether or not any Conflict Minerals sourced from the Covered Countries is conflict-free based on information provided by the Supplier Group and on the information available on CFSI’s public website.

3.2.5    Report on Supply Chain Due Diligence

Our due diligence program includes filing our Form SD with the SEC on an annual basis, as well as publishing our CMR on our website at http://www.generalcablecsr.com/citizenship/conflictminerals.asp.

4.    Due Diligence Results

4.1    Supplier Group Survey Results

The results of our supply chain surveys and conclusion of our reasonable country of origin inquiry are as follows:

•	Ninety-seven percent (97%) of the Supplier Group responded to our survey request.

•	One of the responding suppliers provided an incomplete response (based on internally defined criteria) and did not respond to our requests for additional information.

•	Five (5) of the responding suppliers indicated they have not yet received data or information from all relevant suppliers in their respective supply chains.

•	The responding suppliers identified two hundred and three (203) SORs which may process the necessary Conflict Minerals contained in the materials and/or components provided to us.

•
We know or have reason to believe that a portion of the Conflict Minerals processed by four (4) of these 203 SORs may have originated in the Covered Countries and may not be solely from recycled or scrap sources, but we have not identified any instances of sourcing that directly or indirectly supported conflict in the Covered Countries.

•
Many of the responses we received from the Supplier Group continue to provide data at a company level. Therefore, we cannot definitively determine whether many of the Conflict Minerals reported by the suppliers were contained in materials and/or components supplied to us, nor can we validate that all of the reported SORs are actually in our supply chain.

4.2    Conclusion

We do not have sufficient information from suppliers or other sources regarding all of the SORs that processed the necessary Conflict Minerals in our Covered Products. Therefore, we cannot conclude whether all Conflict Minerals in our Covered Products originated in the Covered Countries and, if so, whether those Conflict Minerals were from recycled or scrap sources or other conflict-free sources.

4.2.1    Facilities That May Have Been Used to Process Necessary Conflict Minerals

As stated above, the Supplier Group identified a total of two hundred and three (203) SORs that may have been used to process necessary Conflict Minerals in our Covered Products. These SORs are listed in Exhibit I of this CMR. Certain suppliers identified entities that we could not validate as SORs and we have not included those entities in Exhibit I.

Many suppliers provided their SOR information at a company-level rather than a product-level. Therefore, while the SORs may be the source of Conflict Minerals for the respective suppliers’ entire product lines, we do not know if Conflict Minerals from all of the SORs listed in Exhibit I are actually in our Covered Products.

Of the two hundred and three (203) SORs identified by the Supplier Group, as of May 29, 2016:

•	One hundred thirty-seven (137) SORs are included on the CFSI’s conflict-free smelter or refiner lists;

•	Twenty-five (25) SORs have not received a conflict-free designation, but have begun participating in an independent third party audit program; and

•	Forty-one (41) SORs have not begun participating in an independent third party audit program.

It should be noted that, pursuant to CFSI program rules and the certification process thereunder, some SORs may not have been compliant for the whole year, some may have failed their re-audit since our due diligence was performed and are in the process of addressing relevant issues, and/or some SORs’ certifications may have expired since our due diligence was performed and a re-audit may be in process.

4.2.2    Countries of Origin of the Necessary Conflict Minerals

Our efforts to determine the mine or location of origin of the necessary Conflict Minerals in our Covered Products with the greatest possible specificity consisted of the due diligence measures described above in this CMR. However, most of our suppliers did not identify the counties of origin for the necessary Conflict Minerals processed by the SORs listed in Exhibit I. Exhibit II of this CMR contains a list countries of origin for the necessary Conflict Minerals that were identified by our Supplier Group or that we identified through our internet research. Conflict Minerals contained in our Covered Products did not necessarily originate in the countries listed in Exhibit II because our suppliers generally provided SOR and country of origin information at the company level rather than limiting their responses to products they supply to us specifically.

5.    Risk Mitigation Steps

We intend to take the following steps to improve due diligence conducted and to further mitigate any future risk that our products contain Conflict Minerals that could benefit armed groups in the Covered Countries:

(a)    Continue to communicate to our Supplier Group our expectations and information requirements for our conflict minerals compliance program;

(b)    Continue to work with and train our in-scope suppliers in order to (i) increase our survey response rate and (ii) obtain complete and consistent information on the origin and chain of custody of Conflict Minerals contained in items sold to General Cable;

(c)    Whenever practicable, include provisions in new or renewed purchase agreements with relevant suppliers to establish obligations for such suppliers to cooperate with General Cable’s conflict minerals compliance efforts as required by the Rule; and

(d)    Review the potential opportunities and advantages of using automated tools to assist with RCOI and/or due diligence efforts.

6.    Independent Audit

This CMR is not subject to an independent audit under the Rule because we are not declaring that our products are DRC Conflict-Free.

Forward-Looking Statements

This CMR contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended December 31, 2015.  Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in General Cable’s filings with the SEC.

Exhibit I
Facilities That May Have Been Used to Process Necessary Conflict Minerals
(Note: The SOR facility names, locations and statuses shown below are as reported by the CFSI as of May 29, 2016)

Metal	Smelter or Refiner Facility Name	Identification #	Location of Facility	Status*
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	2
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA	1
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA	3
Tin	Alpha	CID000292	UNITED STATES	1
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL	1
Tin	CV Gita Pesona	CID000306	INDONESIA	1
Tin	PT Justindo	CID000307	INDONESIA	1
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA	1
Tin	CV Serumpun Sebalai	CID000313	INDONESIA	1
Tin	CV United Smelting	CID000315	INDONESIA	1
Tin	Dowa	CID000402	JAPAN	1
Tin	EM Vinto	CID000438	BOLIVIA	1
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL	3
Tin	Feinhütte Halsbrücke GmbH	CID000466	GERMANY	3
Tin	Fenix Metals	CID000468	POLAND	1
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	1
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA	3
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA	3
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA	2
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	CHINA	3
Tin	China Tin Group Co., Ltd.	CID001070	CHINA	1
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	1
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES	1
Tin	Mineração Taboca S.A.	CID001173	BRAZIL	1
Tin	Minsur	CID001182	PERU	1
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	1
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA	3
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	1
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA	1
Tin	PT Alam Lestari Kencana	CID001393	INDONESIA	3
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA	1
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA	1
Tin	PT Bangka Kudai Tin	CID001409	INDONESIA	3
Tin	PT Bangka Timah Utama Sejahtera	CID001416	INDONESIA	3
Tin	PT Bangka Tin Industry	CID001419	INDONESIA	1
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA	1
Tin	PT BilliTin Makmur Lestari	CID001424	INDONESIA	1
Tin	PT Bukit Timah	CID001428	INDONESIA	1
Tin	PT DS Jaya Abadi	CID001434	INDONESIA	1
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA	1
Tin	PT Fang Di MulTindo	CID001442	INDONESIA	3
Tin	PT Karimun Mining	CID001448	INDONESIA	2
Tin	PT Mitra Stania Prima	CID001453	INDONESIA	1
Tin	PT Panca Mega Persada	CID001457	INDONESIA	1
Tin	PT Prima Timah Utama	CID001458	INDONESIA	1
Tin	PT Refined Bangka Tin	CID001460	INDONESIA	1
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA	1
Tin	PT Seirama Tin Investment	CID001466	INDONESIA	3
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA	1
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA	1
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA	1
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA	1
Tin	PT Pelat Timah Nusantara Tbk	CID001486	INDONESIA	3
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA	1

Tin	PT Tommy Utama	CID001493	INDONESIA	1
Tin	Rui Da Hung	CID001539	TAIWAN	1
Tin	Soft Metais Ltda.	CID001758	BRAZIL	1
Tin	Thaisarco	CID001898	THAILAND	1
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA	2
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM	1
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL	1
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	2
Tin	Yunnan Tin Company Limited	CID002180	CHINA	1
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA	1
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	1
Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA	3
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA	1
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL	1
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	1
Tin	Phoenix Metal Ltd.	CID002507	RWANDA	2
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	1
Tin	PT Inti Stania Prima	CID002530	INDONESIA	1
Tin	CV Ayi Jaya	CID002570	INDONESIA	1
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM	2
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM	2
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM	2
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA	1
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM	2
Tin	Resind Indústria e Comércio Ltda.	CID002706	BRAZIL	1
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM	1
Tin	Elmet S.L.U.	CID002774	SPAIN	1
Tin	PT Bangka Prima Tin	CID002776	INDONESIA	1
Gold	Advanced Chemical Company	CID000015	UNITED STATES	2
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	1
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY	1
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	2
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL	1
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND	1
Gold	Asahi Pretec Corp.	CID000082	JAPAN	1
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN	1
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY	3
Gold	Aurubis AG	CID000113	GERMANY	1
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	1
Gold	Boliden AB	CID000157	SWEDEN	1
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	1
Gold	Caridad	CID000180	MEXICO	3
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	1
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND	2
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA	3
Gold	Chimet S.p.A.	CID000233	ITALY	1
Gold	Chugai Mining	CID000264	JAPAN	3
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF	2
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA	3
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	2
Gold	DODUCO GmbH	CID000362	GERMANY	1
Gold	Dowa	CID000401	JAPAN	1
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN	1
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION	1
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA	3
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA	3

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA	3
Gold	Heimerle + Meule GmbH	CID000694	GERMANY	1
Gold	Heraeus Ltd. Hong Kong	CID000707	CHINA	1
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY	1
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA	3
Gold	Hwasung CJ Co., Ltd.	CID000778	KOREA, REPUBLIC OF	3
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	1
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	1
Gold	Istanbul Gold Refinery	CID000814	TURKEY	1
Gold	Japan Mint	CID000823	JAPAN	1
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA	1
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES	1
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA	1
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION	1
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION	1
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN	1
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN	3
Gold	Kazzinc	CID000957	KAZAKHSTAN	1
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES	1
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN	1
Gold	Korea Metal Co., Ltd.	CID000988	KOREA, REPUBLIC OF	3
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	3
Gold	L’azurde Company For Jewelry	CID001032	SAUDI ARABIA	3
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA	3
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA	3
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF	1
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA	3
Gold	Materion	CID001113	UNITED STATES	1
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	1
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	2
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	1
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	1
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND	1
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES	1
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	MEXICO	1
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	1
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	1
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION	1
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY	1
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	2
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN	1
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES	1
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	1
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION	1
Gold	PAMP S.A.	CID001352	SWITZERLAND	1
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA	3
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION	1
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	1
Gold	PX Précinox S.A.	CID001498	SWITZERLAND	1
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	1

Gold	Royal Canadian Mint	CID001534	CANADA	1
Gold	Sabin Metal Corp.	CID001546	UNITED STATES	3
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF	2
Gold	SAMWON Metals Corp.	CID001562	KOREA, REPUBLIC OF	3
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS	1
Gold	SEMPSA Joyería Platería S.A.	CID001585	SPAIN	1
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA	3
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	1
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	1
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES	3
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION	1
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN	1
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	1
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	1
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA	3
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA	1
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN	1
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA	3
Gold	Torecom	CID001955	KOREA, REPUBLIC OF	2
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL	1
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	1
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES	1
Gold	Valcambi S.A.	CID002003	SWITZERLAND	1
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA	1
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN	1
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN	1
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	1
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA	1
Gold	Morris and Watson	CID002282	NEW ZEALAND	3
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA	3
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND	1
Gold	Faggi Enrico S.p.A.	CID002355	ITALY	2
Gold	Geib Refining Corporation	CID002459	UNITED STATES	2
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	1
Gold	Republic Metals Corporation	CID002510	UNITED STATES	1
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	POLAND	2
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE	3
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN	1
Gold	T.C.A S.p.A	CID002580	ITALY	1
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	2
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY	2
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY	2
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA	1

* Status Legend:

1.	Included on the CFSI’s conflict-free smelter or refiner list.

2.	Has not received a conflict-free designation, but has begun participating in an independent third party audit program.

3.	Has not begun participating in an independent third party audit program.

Exhibit II
Countries of Origin for the Necessary Conflict Minerals

Based on our due diligence, some of the above SORs process conflict minerals from one or more of the following countries of origin:

Bolivia
Burundi
Democratic Republic of the Congo
Indonesia
Peru
Rwanda